SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): February 24, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.     Regulation FD Disclosure.

         The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders - 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Nov. '02	Dec. '02	Jan. '03
Process Control	Flat	–5 to 0	+5
Industrial Automation	Flat	0 to +5	+5 to +10
Electronics and Telecom	–10	–5 to 0	Flat
HVAC	+15 to +20	>20+	>20+
Appliance and Tools	0 to +5	0 to +5	0 to +5
Total Emerson	0 to +5	0 to +5	+5 to +10

January'03 Order Comments:

January orders were impacted by favorable currency and reflect strength in the consumer businesses, offset by weaknesses in the telecommunications and industrial capital markets. Underlying trends are still in the +2% to -2% range. North America and Europe continue to be weak from the impact of the potential war uncertainty and lower capital spending levels. The currency impact is approximately 3% to 5% on most segments and in total, but approximately 8% in process.

Process orders were driven by strength in the systems and solutions businesses. Short-cycle orders continue to be sluggish.

Industrial Automation orders reflect stability in the industrial goods markets.

Electronics and Telecommunications order activity in the OEM businesses continues to remain positive, offset by weakness in the telecommunications market.

HVAC orders are benefiting from the good North America housing market and order strength in Asia.

Appliance and Tools orders were impacted by increases in the consumer housing and commercial storage related businesses. The industrial businesses remain weak.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 24, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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